Exhibit 10.6
THIRD AMENDMENT TO PLAYA HOTELS & RESORTS N.V. 2017 OMNIBUS INCENTIVE PLAN

WHEREAS, Playa Hotels & Resorts N.V. (the “Company”) maintains the Playa Hotels & Resorts N.V. 2017 Omnibus Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 5.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s shareholders if and to the extent required by applicable laws;
WHEREAS, the Board desires to provide the Company with greater flexibility to determine the Fair Market Value of the Shares for purposes of determining taxable income and the amount of the related tax withholding obligation in connection with the vesting of Awards;
WHEREAS, the Board desires to amend the Plan to effectuate the foregoing change, as set forth in this third amendment to the Plan (this “Third Amendment”);
WHEREAS, pursuant to Section 5.2 of the Plan, shareholder approval is not required in order to adopt the Third Amendment; and
WHEREAS, capitalized terms used in this Third Amendment but not defined herein shall have the meaning given to them in the Plan.
NOW, THEREFORE, the Board hereby amends the Plan, effective as of February 9, 2023, as follows:
1.    The last paragraph of Section 2.20 of the Plan is hereby deleted and replaced in its entirety with the following:
Notwithstanding this Section 2.20 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, however, that for any Shares subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

Except as specifically provided in and modified by this Third Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Third Amendment, effective as of February 9, 2023.

PLAYA HOTELS & RESORTS N.V.
By:	/s/ Bruce D. Wardinski Name: Bruce D. Wardinski Title: Chairman & CEO

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